EXHIBIT J UNDER FORM N-1A
                                             EXHIBIT 23 UNDER ITEM 601/ REG. S-K

INDEPENDENT AUDITORS' REPORT

To the Board of Trustees and Shareholders of TRUST FOR SHORT-TERM U.S. GOVERNMENT SECURITIES

     We consent to the use in Post-Effective Amendment No. 59 to Registration Statement 2-54929 of Trust for Short Term U.S. Government Securities of our report dated January 15, 1999 appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

/S/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Boston, Massachusetts
January 28, 1999